Exhibit A

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

          Payment Date: 15 March 2005.
          Calculation Date: 9 March 2005.

(i) ACCOUNT ACTIVITY SUMMARY (Between Calculation Dates

	Prior Balance	Deposits	Withdrawals	Balance on Calculation Date

	9-Feb-05			9-Mar-05
Lessee Funded Account	0.00	0.00	(0.00)	0.00
Expense Account (note ii)	2,006,517.74	8,995,734.36	(10,520,289.02)	481,963.08
Collection Account (note iii)	75,614,023.37	25,035,791.10	(16,614,023.73)	84,035,791.10

- Miscellaneous Reserve	-			-
- Maintenance Reserve	60,000,000.00			60,000,000.00
- Security Deposit	-			-
- Other Collections (net of interim withdrawals)	15,614,023.37			24,035,791.10

Total	77,620,541.11	34,031,525.46	(27,134,312.39)	84,517,754.18

(ii) ANALYSIS OF EXPENSE ACCOUNT ACTIVITY

Balance on preceding Calculation Date (February 9, 2005)	2,006,517.74
Transfer from Collection Account (previous Payment Date)	7,993,482.26
Transfer from Collection Account (interim deposit)	1,000,000.00
Interest Earned during period	2,252.10

Payments during period between prior Calculation Date and the relevant Calculation Date:
- Payments on previous Payment Date	(2,484,654.75)
- Other payments	(8,035,634.27)

Balance on relevant Calculation Date (March 9, 2005)	481,963.08

(iii)  ANALYSIS OF COLLECTION ACCOUNT ACTIVITY

Balance on preceding Calculation Date (February 9, 2005)	75,614,023.37	Note 1:
Collections during period (Note 1)	25,034,274.44	"Collections during period" include proceeds received from the sale of
Swap receipts (previous Payment Date)	1,516.66	one MD83 aircraft, two DC9-32 aircraft and one A300B4 -200 aircraft.
Transfer to Expense Account (previous Payment Date)	(7,993,482.26)
Transfer to Expense Account (interim withdrawal)	(1,000,000.00)
Net transfer to Lessee Funded Accounts	0.00
Aggregate Certificate Payments (previous Payment Date)	(5,997,134.15)
Swap payments (previous Payment Date)	(1,623,406.96)

Balance on relevant Calculation Date (March 9, 2005)	84,035,791.10

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iii)  ANALYSIS OF COLLECTION ACCOUNT ACTIVITY (Cont'd)

	ANALYSIS OF CURRENT PAYMENT DATE DISTRIBUTIONS

	Priority of Payments
(i)	Required Expense Amount	10,000,000.00	Note 2:
(ii)	a) Class A Interest	3,273,235.61	The class A minimum principal amount arrears are
	b) Swap Payments	1,366,149.15	$145,109,758.33 following the payment of
(iii)	First Collection Account Top-up	60,000,000.00	$9,878,369.42 on March 15, 2005.
(iv)	Minimum Hedge Payment	0.00
(v)	Class A Minimum Principal (Note 2)	9,878,369.42
(vi)	Class B Interest	0.00
(vii)	Class B Minimum Principal	0.00
(viii)	Class C Interest	0.00
(ix)	Class D Interest	0.00
(x)	Second Collection Account Top-up	0.00
(xi)	Class A Principal Adjustment Amount	0.00
(xii)	Class C Scheduled Principal	0.00
(xiii)	Class D Scheduled Principal	0.00
(xiv)	Modification Payments	0.00
(xv)	Soft Bullet Note Step-up Interest	0.00
(xvi)	Class E Minimum Interest	0.00
(xvii)	Supplemental Hedge Payment	0.00
(xviii)	Class B Supplemental Principal	0.00
(xix)	Class A Supplemental Principal	0.00
(xx)	Class D Outstanding Principal	0.00
(xxi)	Class C Outstanding Principal	0.00
(xxii)	Class E Supplemental Interest	0.00
(xxiii)	Class B Outstanding Principal	0.00
(xxiv)	Class A Outstanding Principal	0.00
(xxv)	Class E Accrued Unpaid Interest	0.00
(xxvi)	Class E Outstanding Principal	0.00
(xxvii)	Charitable Trust	0.00

Total Payments with respect to Payment Date		84,517,754.18
Less Collection Account Top-Ups ((iii) and (x) above)		(60,000,000.00)

		24,517,754.18

     AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv) PAYMENT ON THE CERTIFICATES

(a) FLOATING RATE CERTIFICATES	A-8	A-9	Class B	Note 3:
				Step-up interest on Airplanes Group's subclass A-8 notes is payable at point (xv) in the Priority of Payments. To the extent that step-up interest is not paid, it will accrue in accordance with the terms of the subclass A-8 notes. Available cashflows were not sufficient to allow payment of step-up interest on any payment day to date. Total step-up interest accrued and unpaid on Airplanes Group's subclass A-8 notes at March 15, 2005 was $6,983,527.60. Interest on unpaid step-up interest (also payable at point (xv) in the Priority of Payments) accrued and unpaid at March 15, 2005 was $176,273.20.
Applicable LIBOR	2.59000%	2.59000%	2.59000%
Applicable Margin	0.37500%	0.55000%	0.75000%
Applicable Interest Rate	2.96500%	3.14000%	3.34000%
Interest Amount Payable
- Charge in current period on outstanding principal balance	1,441,568.94	1,831,666.67	589,292.63
- Charge in current period on interest arrears	N/A	N/A	17,087.33
- Accrued & unpaid interest from prior periods	N/A	N/A	6,577,671.89

	1,441,568.94	1,831,666.67	7,184,051.85

Interest Amount Payment	1,441,568.94	1,831,666.67	0.00

Step Up Interest Amount Payable (Note 3)	261,688.04	N/A	N/A

Opening Principal Balance	625,108,187.74	750,000,000.00	226,844,897.35
Minimum Principal Payment Amount	9,878,369.42	0.00	0.00
Adjusted Principal Payment Amount	0.00	0.00	0.00
Supplemental Principal Payment Amount	0.00	0.00	0.00
Total Principal Distribution Amount	9,878,369.42	0.00	0.00
Redemption Amount
- amount allocable to principal	0.00	0.00	0.00
- premium allocable to premium	0.00	0.00	0.00

Outstanding Principal Balance (March 15, 2005)	615,229,818.32	750,000,000.00	226,844,897.35

     AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(iv)  PAYMENT ON THE CERTIFICATES

(b) FIXED RATE CERTIFICATES	Class C	Class D
Applicable Interest Rate	8.1500%	10.8750%
Interest Amount Payable
- Charge in current period on outstanding principal balance	2,375,979.69	3,580,412.50
- Charge in current period on interest arrears	253,906.21	518,834.29
- Accrued & unpaid interest from prior periods	37,384,963.51	57,250,680.15

	40,014,849.41	61,349,926.94

Interest Amount Payment	0.00	0.00

Opening Principal Balance	349,837,500.00	395,080,000.00
Scheduled Principal Payment Amount	0.00	0.00
Redemption Amount	0.00	0.00
- amount allocable to principal	0.00	0.00
- amount allocable to premium	0.00	0.00
Actual Pool Factor	0.9329000	0.9877000

Outstanding Principal Balance (March 15, 2005)	349,837,500.00	395,080,000.00

Table of rescheduled Pool Factors	n/a	n/a
in the event of a partial redemption

AIRPLANES Group
Report to Certificateholders
All numbers in US$ unless otherwise stated

(v) FLOATING RATE CERTIFICATE INFORMATION FOR NEXT INTEREST ACCRUAL PERIOD (Aggregate Amounts)

	A-8	A-9	Class B
Applicable LIBOR	2.81000%	2.81000%	2.81000%
Applicable Margin	0.37500%	0.55000%	0.75000%
Applicable Interest Rate	3.18500%	3.36000%	3.56000%

(vi) CURRENT PERIOD PAYMENTS (Per $100,000 Initial Outstanding Principal Balance of Certificates)

(a) FLOATING RATE CERTIFICATES
	A-8	A-9	Class B
Opening Principal Amount	6,251.08	7,500.00	2,268.45
Total Principal Payments	(98.78	0.00	0.00

Closing Outstanding Principal Balance	6,152.30	7,500.00	2,268.45
Total Interest Payment	14.42	18.32	0.00
Total Premium	0.00	0.00	0.00

(b) FIXED RATE CERTIFICATES
	Class C	Class D
Opening Principal Amount	3,498.38	3,950.80
Total Principal Payments	0.00	0.00

Outstanding Principal Balance	3,498.38	3,950.80
Total Interest Payment	0.00	0.00
Total Premium	0.00	0.00